UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): September 13, 2006

ALTEON INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-16043 (Commission File Number)	13-3304550 (IRS Employer Identification No.)

6 Campus Drive
Parsippany, New Jersey 07054
(Address of principal executive offices and zip code)
Registrant’s telephone number, including area code: (201) 934-5000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01	ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

On September 13, 2006, Alteon Inc. (“Alteon”) announced that it has signed binding agreements for a private placement of Units, consisting of common stock and warrants, for net proceeds, after expenses and fees, of approximately $1.3 million. Each Unit consists of one share of Alteon common stock and one warrant to purchase one share of Alteon common stock, comprising a total of approximately 9.5 million shares of Alteon common stock and warrants to purchase approximately 9.5 million shares of Alteon common stock. The offering was made to accredited investors, as defined in and pursuant to an exemption from registration under Regulation D promulgated under the Securities Act of 1933, as amended.

Under the terms of the Securities Purchase Agreement, the Units were sold at a price of $0.15 per Unit, and the warrants are exercisable for a period of five years, commencing six months from the date of issuance, at an exercise price of $0.1875 per share.

Under the terms of the Registration Rights Agreement, Alteon has agreed to file a registration statement with the U.S. Securities and Exchange Commission for the resale of the shares of common stock and the shares of common stock underlying the warrants sold in the private placement within 30 days of the closing. Failure to file the registration statement in a timely manner will result in payment by Alteon to each investor of liquidated damages, subject to certain limitations set forth in the Registration Rights Agreement. Such liquidated damages are also payable in the event that the resale registration statement has not been declared effective within certain time periods or if sales cannot be made pursuant to the registration statement following its effectiveness, each as described in the Registration Rights Agreement.

The terms of the Securities Purchase Agreement, the Registration Rights Agreement and the form of Warrant issued in the transaction are incorporated by reference herein from the agreements attached hereto as Exhibits 10.1, 10.2 and 10.3, respectively.

A copy of the press release announcing the execution of the definitive agreements for the private placement is attached as Exhibit 99.1 to this current report and is incorporated herein by reference.

ITEM 3.02	UNREGISTERED SALES OF EQUITY SECURITIES.

The private placement described above under Item 1.01 closed on September 13, 2006. The disclosure provided above under Item 1.01 is incorporated herein by reference.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS.

(d)	Exhibits.

10.1 Form of Securities Purchase Agreement dated September 13, 2006.

10.2 Form of Registration Rights Agreement dated September 13, 2006.

10.3 Form of Common Stock Purchase Warrant.

99.1 Press Release dated September 13, 2006.

 SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALTEON INC.
Date: September 19, 2006
/s/ Noah Berkowitz
Noah Berkowitz, M.D., Ph.D.
President and Chief Executive Officer

EXHIBIT INDEX

Exhibit
Number	Description

10.1	Form of Securities Purchase Agreement dated September 13, 2006.

10.2	Form of Registration Rights Agreement dated September 13, 2006.

10.3	Form of Common Stock Purchase Warrant.

99.1	Press Release dated September 13, 2006.